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                                                                    Exhibit 12.1

                       RACI Holding, Inc. and Subsidiaries
         Statement RE: Computation of Ratio of Earnings to Fixed Charges
                              (Dollars in Millions)


                                                                            Year Ended December 31,
                                                      --------------------------------------------------------------------
                                                          2000           1999          1998         1997           1996
                                                      -----------    -----------  ------------  ------------   -----------
Earnings:

      Net Income                                          $ 19.9         $ 23.0        $ 17.2         $ 5.5       $ (13.8)
      Add:
           Income Taxes                                     12.5           14.7          11.1           3.5          (7.0)
           Interest Expense (a)                             15.6           14.1          19.2          23.6          25.1
           Portion of Rents
                Representative of
                Interest Factor                              0.1            0.1           0.1           0.3           0.3
                                                      -----------    -----------  ------------  ------------   -----------
                                                          $ 48.1         $ 51.9        $ 47.6        $ 32.9         $ 4.6
                                                      ===========    ===========  ============  ============   ===========

Fixed Charges:
      Interest Expense (a)                                $ 15.6         $ 14.1        $ 19.2        $ 23.6        $ 25.1
      Capitalized Interest                                   0.5              -             -           0.2           0.2
      Portion of Rents
           Representative of
           Interest Factor                                   0.1            0.1           0.1           0.1           0.1
                                                      -----------    -----------  ------------  ------------   -----------
                                                          $ 16.2         $ 14.2        $ 19.3        $ 23.9        $ 25.4
                                                      ===========    ===========  ============  ============   ===========

           Ratio of Earnings to
           Fixed Charges                                    3.0x           3.7x          2.5x          1.4x          0.2x


(a) Includes amortization of discount on indebtedness and excludes capitalized interest.